UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 13, 2007

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5402 Parkdale Drive, Suite 101
Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)           On April 13, 2007, the Compensation Committee of the Company’s Board of Directors adopted the following compensatory arrangements for 2007 for the Company’s named executive officers.

Annual Base Salaries

The Committee established (1) an annual base salary of $300,000 for Steven J. Wagenheim, the Company’s President and Chief Executive Officer, and (2) an annual base salary of $225,000 for Timothy R. Cary, the Company’s Chief Operating Officer - Restaurant Operations.  Both annual base salary changes are effective April 1, 2007.  The Committee determined to maintain the current annual base salaries for Peter P. Hausback, the Company’s Chief Financial Officer and Corporate Secretary, and Monica A. Underwood, the Company’s Corporate Controller and Assistant Secretary.

Annual Incentive Compensation Plan

The Committee established performance metrics for annual incentive compensation based on the Company’s annual business plan, whereby the amount of achievement against each objective will determine the level of incentive cash compensation for 2007.  Such metrics are divided into four categories: (1) sales/revenue, (2) store-level EBITDA, (3) general and administrative expense control, and (4) earnings per share.

Depending upon the Company’s performance, each named executive officer’s incentive cash compensation for 2007 would vary based on performance that achieved minimum performance on all measures, performance that achieved 100% of target performance on all measures, and performance that achieved substantially more than target performance on all measures, as per the following table.  The threshold entries reflect the minimum dollar amount that would be paid for a certain level of performance under the plan.  If such performance is not attained, dollar amounts will not be earned under this plan.

Named Executive Officer	Threshold ($)	Target ($)		Maximum ($)
Steven J. Wagenheim President and Chief Executive Officer	46,200	140,000		197,400

Peter P. Hausback Chief Financial Officer and Corporate Secretary	24,750	75,000	*	106,875

Timothy R. Cary Chief Operating Officer – Restaurant Operations	33,000	100,000		141,000

Monica A. Underwood Corporate Controller	8,250	25,000		35,625

*  Pursuant to his employment agreement, the extent of Mr. Hausback’s participation in the annual incentive compensation plan for 2007 will be up to $75,000.

The performance of the Company’s named executive officers will be assessed pursuant to the foregoing measures on a quarterly basis.  Half of any incentive cash compensation earned will be paid quarterly and the remaining half of any incentive cash compensation will be paid at year end, following a performance versus plan reconciliation.

Non-Qualified Stock Options

The Committee also authorized the issuance of (a) a non-qualified stock option for the purchase of 100,000 shares of common stock to Mr. Wagenheim and (b) a non-qualified stock option for the purchase of 50,000 shares of common stock to Mr. Cary, pursuant to the terms of the Company’s 2002 Equity Incentive Plan.  The options vest in three equal annual installments, beginning on April 13, 2008.  The options are exercisable at $6.20 per share, which was the closing price of our common stock on NASDAQ on April 13, 2007.  The options expire on April 13, 2017.  The form of option agreement has been previously filed with the SEC.

ITEM 5.03             AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On April 13, 2007, the Board of Directors approved an amendment to Article 5, Section 5.1 of the Company’s Bylaws to allow the Company to issue uncertificated shares of stock in accordance with recently approved regulations of the U.S. Securities and Exchange Commission which allow for securities to be listed on a Direct Registration System.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: April 19, 2007	By:	/s/ Peter P. Hausback
Peter P. Hausback
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3	Amended and Restated Bylaws of the Registrant, dated April 13, 2007.